Monday June 21, 2004

Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Westsphere Asset Corporation Announces Purchase of 100% of E-debit International Inc. Outstanding Shares

CALGARY, Alberta, June 21, 2004-- Keeping with Westsphere’s business model of growth through consolidation, Westsphere Board of Directors announce today the acquisition of one hundred (100%) percent of the outstanding E-debit International Inc. shares. As stated in the Press Release of October 02, 2001, the remaining 10% purchase of E-debit International was fulfilled through a share transfer agreement with an E-Debit shareholder, Mr. Prathavan Venkatraman. This acquisition increases Westsphere’s share position from ninety (90%) percent to one hundred (100%) percent of the issued and outstanding voting shares of E-debit International Inc.

This acquisition further enhances and furthers Westsphere’s focus of providing alternative banking solutions.

COMPANY OVERVIEW

Westsphere Asset Corporation, Inc. is a holding company, with subsidiaries engaged in business activities focusing mainly on the non-conventional banking industry.

With a model of GROWTH THROUGH ACQUISITION, WSHA has significant potential through acquiring proven/or undervalued companies, reorganizing and maximizing their performance then consolidating their business activities with the existing business operations being conducted by WSHA subsidiaries.

Currently, the Company has established a strong presence in the privately owned non-conventional banking sector, ie: Automated Banking Machines (ABM) industry in Canada, and maintains and services an ABM network across Canada.

WSHA has subsidiaries involved in Financing and Leasing, Point of Sale Equipment Distribution, Property Development and Management, and Development of other non-conventional banking alternatives.

  CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE
  SHARES ISSUED: 34,622,243
  For further details, please refer to WSHA website
  Transfer Agent: Holladay Stock Transfer Inc.
  2939 North 67th Place
  Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHA does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

2140 Pegasus Way N.E.

Calgary, Alberta, Canada

T2E 8M5

Tel: +1-403-290-0264

Fax: +1-403-290-1266

SOURCE: Westsphere Asset Corporation, Inc.